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                           SOUTHWALL TECHNOLOGIES INC.

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Southwall Technologies Inc. on Form S-8 Nos. 33-28599 (filed on May 9, 1989), 33-37247 (filed on October 11, 1990), 33-42753 (filed on
September 16, 1991), 33-51758 (filed on September 8, 1992), 33-82138 (filed on July 28, 1994), 333-34287 (filed August 25, 1997), 333-66277 (filed on
October 28, 1998) and 333-79359 (filed on May 26, 1999) of our report dated March 3, 2000 appearing on page 12 of this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
April 5, 2000